Exhibit 99.1

Freeport-McMoRan Completes Sale of $1.3 Billion of Senior Notes

and Announces Early Results of Offers to Purchase Certain Outstanding

Senior Notes and Redemption of Remaining 2021 Senior Notes

PHOENIX, AZ, March 4, 2020 — Freeport-McMoRan Inc. (NYSE: FCX) announced today that it has completed the sale of $700 million aggregate principal amount of its 4.125% Senior Notes due 2028 and $600 million aggregate principal amount of its 4.250% Senior Notes due 2030.

FCX intends to use the net proceeds from the $1.3 billion senior notes offering and cash on hand to fund its purchase of:

Series of Notes	Purchase Method	CUSIP Number(s)	Aggregate Principal Amount Being Repurchased/Redeemed (in millions)	Aggregate Principal Amount Outstanding After Repurchase/Redemption (in millions)

4.00% Senior Notes due 2021	Tendered as of the Early Tender Deadline(1)	35671DBH7	$40.4	$154.8
3.55% Senior Notes due 2022	Tendered as of the Early Tender Deadline(1)	35671DAU9	$1,074.5	$805.7
4.00% Senior Notes due 2021	Make-whole Redemption(2)	35671DBH7	$154.8	$-

		Total	$1,269.7

(1) As defined below pursuant to previously announced cash tender offers, and the payment of accrued and unpaid interest, premiums, fees and expenses.

(2) Not validly tendered prior to the Early Tender Deadline.

FCX also announced today that it has further amended its previously announced tender offers to increase the aggregate purchase price from $1.1 billion to $1,141,899,000 (the Aggregate Purchase Price) that it may use to purchase a portion of its outstanding 2021 Notes, 2022 Notes, 3.875% Senior Notes due 2023 (the 2023 Notes) and 4.55% Senior Notes due 2024 (the 2024 Notes and together with the 2021 Notes, the 2022 Notes and the 2023 Notes, the Notes), upon the terms and conditions, including the acceptance priority levels, set forth in the Offer to Purchase, dated February 19, 2020 (as amended and supplemented from time to time, the Offer to Purchase). All other terms and conditions of the tender offers as previously announced in the Offer to Purchase

Freeport-McMoRan	1

as amended and supplemented from time to time, remain unchanged. The financing condition for the tender offers was satisfied upon completion of the senior notes offering.

In addition, FCX announced today that a notice has been issued to redeem approximately $154.8 million aggregate principal amount of the 2021 Notes not validly tendered prior to 5:00 p.m., New York City time, on March 3, 2020 (the Early Tender Deadline) on April 3, 2020, at a make-whole redemption price to be calculated in accordance with the terms of the indenture governing the 2021 Notes, plus accrued and unpaid interest on the 2021 Notes to be redeemed from the last interest payment date of November 14, 2019, to, but not including, April 3, 2020.

Based on information received from D.F. King & Co., Inc., the Tender and Information Agent, as of the Early Tender Deadline, FCX expects to accept for purchase tenders of (1) all of the 2021 Notes, (2) a portion of the 2022 Notes using a proration factor of approximately 86.86%, (3) none of the 2023 Notes, and (4) none of the 2024 Notes. Settlement of 2021 Notes and 2022 Notes accepted for purchase is expected to occur on March 5, 2020 (the Early Settlement Date).

Holders of 2021 Notes and 2022 Notes who validly tendered and did not validly withdraw their 2021 Notes and 2022 Notes at or prior to the Early Tender Deadline, and whose 2021 Notes and 2022 Notes are accepted for purchase, will be entitled to receive total consideration of $1,037.66 per $1,000 2021 Notes and $1,023.75 per $1,000 2022 Notes (in both cases, which includes the $30.00 early tender premium), plus accrued and unpaid interest from the last interest payment date to, but not including, the Early Settlement Date. Notes validly tendered at or prior to the Early Tender Deadline cannot be withdrawn, except as provided for in the Offer to Purchase or as required by applicable law.

FCX does not expect to accept for purchase any Notes tendered after the Early Tender Deadline because the aggregate principal amount of Notes tendered would result in an Aggregate Purchase Price that exceeds the Aggregate Maximum Tender Cap. The tender offers are scheduled to expire at 11:59 p.m., New York City time, on March 17, 2020, unless extended, earlier expired or terminated by FCX.

FCX has retained J.P. Morgan Securities LLC and BofA Securities as dealer managers for the tender offers. D.F. King & Co., Inc. is the Tender and Information Agent for the tender offers. For additional information regarding the terms of the tender offers, please contact J.P. Morgan Securities LLC collect at (212) 834-3424 or toll-free at (866) 834-4666 or BofA Securities collect at (646) 855-0173 or toll-free at (888) 292-0070. Requests for copies of the Offer to Purchase and questions regarding the tendering of Notes may be directed to D.F. King & Co., Inc. at (212) 269-5550 (for banks and brokers) or (800) 628-8510 (all others, toll-free) or email fcx@dfking.com.

This press release is for informational purposes only and does not constitute an offer to purchase any securities or a solicitation of an offer to sell any securities or an offer to sell or the solicitation of an offer to purchase any securities nor does it constitute an offer or solicitation in any jurisdiction in which such offer or solicitation is unlawful. This press release is not a notice to redeem the 2021 Notes. The completion of the tender offers is not conditioned upon redemption of the 2021 Notes and the redemption of the 2021 Notes is not conditioned on the completion of the tender offers. Written notice of the terms of the make-whole redemption was distributed to registered noteholders on March 4, 2020, by U.S. Bank National Association, as trustee for the 2021 Notes.

None of FCX, the Tender and Information Agent, the Dealer Managers or the Trustee (nor any of their respective directors, officers, employees or affiliates) makes any recommendation as to whether holders should tender their Notes pursuant to either tender offer, and no one has been authorized by any of them to make such a recommendation. Holders must make their own decisions as to whether to tender their Notes, and, if so, the principal amount of Notes to tender.

Freeport-McMoRan	2

FCX is a leading international mining company with headquarters in Phoenix, Arizona. FCX operates large, long-lived, geographically diverse assets with significant proven and probable reserves of copper, gold and molybdenum. FCX is one of the world’s largest publicly traded copper producers.

FCX’s portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world’s largest copper and gold deposits; and significant mining operations in North America and South America, including the large-scale Morenci minerals district in Arizona and the Cerro Verde operation in Peru. Additional information about FCX is available on FCX’s website at “fcx.com.”

Cautionary Statement Regarding Forward-Looking Statements: This press release contains forward-looking statements, which are all statements other than statements of historical fact, such as plans, projections and expectations related to the redemption and the tender offers, and the senior notes offering, including the use of proceeds therefrom. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” ”potential” and any similar expressions are intended to identify those assertions as forward-looking statements. FCX cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause FCX’s actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, FCX’s ability to consummate the redemption and tender offers, corporate developments that could preclude, impair or delay the aforementioned transactions due to restrictions under the federal securities laws, changes in the credit ratings of FCX; changes in FCX’s cash requirements, financial position, financing plans or investment plans; changes in general market, economic, tax, regulatory or industry conditions and other factors described in more detail under the heading “Risk Factors” in FCX’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC.

Investors are cautioned that many of the assumptions upon which FCX’s forward-looking statements are based are likely to change after the forward-looking statements are made, including for example commodity prices, which FCX cannot control, and production volumes and costs, some aspects of which FCX may not be able to control. Further, FCX may make changes to its business plans that could affect its results. FCX cautions investors that it does not intend to update forward-looking statements more frequently than quarterly notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes, and FCX undertakes no obligation to update any forward-looking statements.

# # #

Freeport-McMoRan	3